Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-Q of Wright Investors’ Service Holdings, Inc. (the “Company”) for the fiscal quarter ended September 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ HARVEY P. EISEN
Name:	Harvey P. Eisen
Title:	Chairman, President, and
Chief Executive Officer
Date:	November 14, 2022

/s/ HAROLD D. KAHN
Name:	Harold D. Kahn
Title:	Acting Chief Financial Officer and
Acting Principal Accounting Officer
Date:	November 14, 2022